Exhibit 10.7

Camera Module Order Contract

[Confidential]

Contract Type:		Contract No.: SX2024007090001
Buyer (Party A): Xiamen Suxiang Technology Co., Ltd.	Contact Person: Luo Ziheng	Mobile: 18106933036
Supplier (Party B): Shenzhen Huaxing Shixun Technology Co., Ltd. Contact Person: Yang Chunmei Mobile: 13139082608

List of products ordered by Party A from Party B:

SN	Product model	Quantity	Unit	Unit price (RMB)	Total amount (RMB)	Remarks
1	SX003·camera module	500	PCS	RMB 1,000.00	RMB 500,000.00	Camera motherboard (with network port function), camera module, assembly
Total (RMB, IN WORDS)		FIVE HUNDRED THOUSAND CHINESE YUAN ONLY			RMB 500,000.00

I. Payment

Within 5 working days after confirming by stamping that this order has been scanned and sent to the Supplier (Party B), the Buyer (Party A) shall make 30% of the payment for the goods to Party B’s account. Party B shall arrange the production after receiving the advance payment. Before Party B’s shipment, Party A must make the remaining 70% payment for the goods in full. Party B shall arrange the shipment after receiving the full payment for the goods.

II. Payment method:

Party A shall pay for the goods to Party B by transfer or remittance. The following bank account designated by Party B shall be the beneficiary account:

Account name: Shenzhen Huaxing Shixun Technology Co., Ltd.

Bank: Industrial and Commercial Bank of China Limited Shenzhen Donghuan Sub-branch

Bank A/C No.: 4000051709100030449

III. Lead time: Party B shall finish the shipment within 5 days after receiving the full payment for the goods. The order cycle time shall be 40 to 60 days after receipt of the advance payment, and Party A shall take delivery of the goods within 60 days after signing the order.

IV. Delivery method: The Supplier shall choose a transportation mode at its sole discretion, and bear the logistics costs.
V. Invoice type: ☐ Special VAT invoice [13%]
VI. Place of delivery: Room 312, Building B, Huijin Huli Building, Anling Road, Huli District, Xiamen Contact person: Luo Ziheng Mobile: 18106933036

VII. Product packaging:

Party B shall be responsible for packaging the products according to the product standards applicable under normal circumstances and bear the packaging costs.

VIII. Delivery and acceptance inspection:

1. After Party B delivers the products to the place of delivery, Party A shall stamp or sign for them on Party B’s delivery note as the basis for Party A to confirm receipt; If Party A fails to sign for the delivery note, Party B shall have the right to refuse to deliver the products and keep the products by itself or entrust a third party to keep them. The storage expenses and related losses shall be borne by Party A.

2. After Party B delivers the products to the place of delivery, no matter whether Party A signs for them or not, the risk of damage and loss of the products will be transferred to Party A.

3. Party A shall perform acceptance inspection of the products within 30 days after receiving them. During the acceptance inspection, if Party A raises any written objection and Party B confirms that there is indeed a product quality problem, Party B shall have the goods exchanged or returned. If Party A fails to raise a written objection or reasonable written objection during the acceptance inspection, Party A shall be deemed to have accepted the products.

IX. Notices:

During the term of the Contract, all notices, applications, requests, warnings, replies, consents, confirmations, responses, etc. between both parties must be in writing and sent to the handlers and based on the contact information designated by both parties in the areas where the Contract has been signed and stamped. Those sent by fax or e-mail shall be deemed to be served once sent. Any party changing the name, contact address, contact person and/or contact information shall give the other party a 15-day notice in writing. Otherwise, any liability and loss caused by the service failure shall be borne by the changing party.

X. Confidentiality:

Both Party A and Party B shall keep the contents of the Contract and all undisclosed information of the other party obtained or known as a result of the performance of the Contract strictly confidential. Without the written permission of the disclosing party, the receiving party shall not divulge the information to any third party. If the divulgence causes losses to the disclosing party, the receiving party shall be liable for compensation to the other party.

XI. Dispute resolution:

In case of any dispute related to the Contract, Party A and Party B shall settle the dispute through friendly negotiation. If the negotiation fails, either party may submit the dispute to the people's court with jurisdiction in the place where Party B is located for litigation.

XII. Miscellaneous:

1. The Contract shall come into effect from the date on which it is signed and sealed by Party A and Party B, and be terminated on the date when the rights and obligations hereunder have been fulfilled.

2. The Contract is made in duplicate, with Party A and Party B holding one copy respectively as evidence, and both copies shall have the same legal effect.

3. For matters not covered hereunder, Party A and Party B may negotiate with each other and enter into a supplementary agreement separately.

Buyer: Xiamen Suxiang Technology Co., Ltd.

(Official Seal or Contract Seal)

Seal: Xiamen Suxiang Technology Co., Ltd.

Address: Room 310, Building B, Huijin Huli Building, Anling Road,

Huli District, Xiamen

Bank: Industrial and Commercial Bank of China Limited Xiamen Software Park Sub-branch

A/C No.: 4100200109200152253

Tel: 15859251612

Date: July 9, 2024

Supplier: Shenzhen Huaxing Shixun Technology Co., Ltd.

(Official Seal or Contract Seal)

Seal: Shenzhen Huaxing Shixun Technology Co., Ltd.

Address: Unit 2111, Building B, F/1, Guoren Building, 5 Keji Zhongsan Road, Central District, High-tech Park, Nanshan District, Shenzhen

Bank: Industrial and Commercial Bank of China Limited Shenzhen Donghuan Sub-branch

A/C No.: 4000051709100030449

Tel: 13139082608

Date: July 9, 2024